Exhibit 4.1

SHAREHOLDER’S AGREEMENT

BY AND AMONG

ELAN CORPORATION, PLC

ELAN SCIENCE THREE LIMITED

AND

ALKERMES PLC

DATED AS OF SEPTEMBER 16, 2011

--

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS
Section 1.1	Definitions	2
Section 1.2	Other Definitional Provisions	8
ARTICLE II

REPRESENTATIONS AND WARRANTIES
Section 2.1	Representations and Warranties of the Company	9
Section 2.2	Representations and Warranties of the Shareholder and the Shareholder Parent	10
ARTICLE III

CORPORATE GOVERNANCE
Section 3.1	Board Representation	11
Section 3.2	Use of Information	13
ARTICLE IV

STANDSTILL; VOTING
Section 4.1	Standstill Restrictions	14
Section 4.2	Attendance at Meetings	17
Section 4.3	Voting	17
Section 4.4	Preemption Rights	17
ARTICLE V

TRANSFER RESTRICTIONS
Section 5.1	Transfer Restrictions	18
Section 5.2	Legends on Shareholder Shares; Securities Act Compliance	20
Section 5.3	Change of Control of the Shareholder Parent	22
ARTICLE VI

REGISTRATION RIGHTS
Section 6.1	Demand Request	23
Section 6.2	Piggy-Back Registration	26

-i-

-ii-

SHAREHOLDER’S AGREEMENT, dated as of September 16, 2011 (this “Agreement”), by and among Alkermes plc, a public limited company incorporated in Ireland (registered number 498284), whose registered address is Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (the “Company”), Elan Corporation, plc, a public limited company incorporated in Ireland (registered number 30356), whose registered address is Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (the “Shareholder Parent”), and Elan Science Three Limited, a private limited company incorporated in Ireland (registered number 477401) and a wholly-owned Subsidiary (as defined below) of Shareholder Parent, whose registered address is Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, the Shareholder Parent, the Company, Antler Acquisition Corp., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and an indirect wholly-owned Subsidiary of the Company (“Merger Sub”), Alkermes, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“Alkermes”), and certain other parties entered into a Business Combination Agreement and Plan of Merger, dated as of May 9, 2011 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Alkermes (the “Merger”), and Alkermes, as the surviving company of the Merger, shall become an indirect wholly-owned Subsidiary of the Company upon the terms and conditions set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement and immediately following the Closing (as defined below), the Shareholder will directly own and the Shareholder Parent will Beneficially Own (as defined below) 31,900,000 of the outstanding Ordinary Shares (as defined below), constituting approximately twenty-five percent (25%) of the total then outstanding Ordinary Shares, and the former public shareholders of Alkermes will own the remaining approximately seventy-five percent (75%) of the outstanding Ordinary Shares;

WHEREAS, the Company, the Shareholder Parent and the Shareholder desire to establish in this Agreement certain terms and conditions concerning the Ordinary Shares to be owned by the Shareholder as and from the Closing and related provisions concerning the Shareholder’s relationship with and investment in the Company as and from the Closing;

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Shareholder Parent and Alkermes to consummate the transactions contemplated by the Merger Agreement; and

WHEREAS, this Agreement shall take effect at and as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under Common Control with that Person; provided that the Shareholder Parent and the Shareholder shall not be deemed to be an Affiliate of the Company and vice versa.

“Agreement” shall have the meaning set forth in the Preamble.

“Alkermes” shall have the meaning set forth in the Recitals.

“Automatic Shelf Registration” shall have the meaning set forth in Section 6.1(e).

“Beneficially Own” shall mean, with respect to any securities, (i) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Agreement); (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, right, convertible security, stock appreciation, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or (A) having a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined and (B) that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act (as in effect on the date of this Agreement).  The terms “Beneficial Owner” and “Beneficial Ownership” shall have a correlative meaning.

“Blackout Period” shall have the meaning set forth in Section 6.1(f).

“Board” shall mean, as of any date, the Board of Directors of the Company in office on that date.

“Board Right Termination Event” shall be deemed to have occurred at such time, if any, after the Closing, as the Shareholder shall cease to Beneficially Own Voting Securities representing at least the Ownership Threshold.

“Board Right Period” shall have the meaning set forth in Section 3.1(a).

“Business Day” shall mean any day other than a Saturday, Sunday, U.S. federal or Irish public holiday or a day on which banks in New York, New York or Dublin, Ireland are authorized or obligated by law to close.

“Change of Control” shall mean, with respect to any specified Person, any of the following:  (i) the sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of such specified Person or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, of all or substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, to any other Person (or Group) which is not, immediately after giving effect thereto, a Subsidiary of such specified Person; (ii) any Person or Group becomes, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction, the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of such specified Person; or (iii) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction immediately following which the Beneficial Owners of the voting capital stock of such specified Person immediately prior to the consummation of such transaction do not Beneficially Own more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such specified Person or all of substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, either directly or indirectly through one or more Subsidiaries of such entity) in substantially the same proportion as their Beneficial Ownership of the voting capital stock of such specified Person immediately prior to such transaction.

“Change of Control Purchase Price” shall have the meaning set forth in Section 5.3(b).

“Claim Notice” shall have the meaning set forth in Section 6.7(a).

“Claims” shall have the meaning set forth in Section 6.6(a).

“Closing” shall mean the consummation of the Merger.

“Closing Date” shall mean the date on and as of which the Merger and this Agreement shall be effective.

“Companies Acts” shall mean the Irish Companies Acts 1963 to 2009.

“Company” shall have the meaning set forth in the Preamble.

“Control” (including, with correlative meanings, “Controlled by” and “under Common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise.

“Demand Registration” shall have the meaning set forth in Section 6.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 6.1(a).

“Demand Request” shall have the meaning set forth in Section 6.1(a).

“Directed Offering” shall mean any so-called “registered direct” sale, block trade or other similar offering or Transfer made pursuant to an effective registration statement filed under the Securities Act, but in which the Shareholder Shares Transferred are not widely distributed.

“Director” shall mean any member of the Board.

“Election Notice” shall have the meaning set forth in Section 5.3(a).

“Encumbrance” shall mean any lien, pledge, charge, claim, encumbrance, security interest, option, hypothecation, mortgage, easement, encroachment or other restriction or third-party right of any kind, including any right of first refusal or restriction on voting, in each case other than pursuant to this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Free Writing Prospectus” shall have the meaning set forth in Section 6.4(a).

“Group” shall mean two or more Persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities or as otherwise contemplated by Rule 13d-5(b) of the Exchange Act.

“Holdback Period” means (i) with respect to any registered offering covered by this Agreement, 90 days (or such shorter period as the managing underwriter(s) permit) after and 10 days before, the effective date of the related Registration Statement; or (ii) in the case of a takedown from a Shelf Registration Statement, 90 days (or such shorter period as the managing underwriter(s) permit) after the date of the Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed 10 days) as the Company has given reasonable written notice to the Shareholder.

“Ireland” shall mean the island of Ireland, excluding the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone.

“Market Value” shall mean, with respect to any Voting Securities as at any date of determination, the volume weighted average of the daily market prices of such Voting Securities over the twenty (20) consecutive trading days immediately preceding, but not including, such date of determination.  For purposes of this definition, the “daily market price” for any trading day shall be (i) the volume weighted average sale price of all sales of such Voting Securities during the principal trading session on such trading day, on NASDAQ (or if no sale was made on NASDAQ on such trading day, the national stock exchange that experienced the highest volume of trades in such Voting Securities on such trading day); (ii) if such Voting Securities are not then admitted for trading on NASDAQ or listed on a national stock exchange, the average of the last reported closing bid and ask prices of such Voting Securities on such trading day in the over-the-counter market, as furnished by the National Quotation Bureau, Incorporated (or similar organization or agency succeeding to its function of reporting security prices); or (iii) if there is no such organization or agency, the average of the last reported closing bid and ask prices of such Voting Securities on such trading day as furnished by any member of the National Association of Securities Dealers, Inc. mutually selected by the Company and the Shareholder or, if they cannot agree on such selection, as selected by two such members of the National Association of Securities Dealers, Inc., one of which shall be selected by the Company and one of which shall be selected by the Shareholder.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“Nominating Committee” shall have the meaning set forth in Section 3.1(b).

“NASDAQ” shall mean The NASDAQ Stock Market LLC.

“Ordinary Shares” shall mean ordinary shares, par value $0.01 per share, of the Company.

“Organizational Documents” shall mean, with respect to any Person, such Person’s memorandum and articles of association, articles or certificate of incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

“Other Shares” shall mean shares of any class of capital stock of the Company (other than Ordinary Shares) that are entitled to vote generally in the election of Directors.

“Ownership Threshold” shall mean, at any time of determination, the Beneficial Ownership of ten percent (10%) of the Voting Securities outstanding at such time.

“Parent Public Filings” shall have the meaning set forth in Section 7.14.

“Permitted Transferee” shall mean the Shareholder Parent and any direct or indirect wholly-owned Subsidiary of the Shareholder Parent.

“Person” shall mean any individual, private or public company, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

“Piggy-Back Registration” shall have the meaning set forth in Section 6.2(a).

“Proceedings” shall have the meaning set forth in Section 7.6.

“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

 “Registrable Shares” shall mean, at any time of determination, the Shareholder Shares that are Beneficially Owned by the Shareholder at such time.

“Registration Expenses” shall have the meaning set forth in Section 6.5(a).

“Registration Rights Termination Date” shall have the meaning set forth in Section 6.3.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.

“Representatives” shall, with respect to any designated Person, mean such designated Person’s Affiliates and the respective directors, officers, employees, accountants, counsel, consultants and other agents and advisors of such designated Person and its Affiliates; provided, however, that, with respect to the Shareholder, no underwriter, broker-dealer or placement agent shall be deemed to be a Representative of the Shareholder solely as a result of such underwriter, broker-dealer or placement agent participating in the distribution of any Registrable Shares, unless such underwriter, broker-dealer or placement agent is otherwise an Affiliate of the Shareholder.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933.

“Selling Expenses” shall have the meaning set forth in Section 6.5(a).

“Shareholder” shall have the meaning set forth in the Preamble or, in the event that the Shareholder Shares are Transferred to any Permitted Transferee in accordance with Section 5.1(f)(i), shall mean such Permitted Transferee.

“Shareholder Designee” shall have the meaning set forth in Section 3.1(a).

“Shareholder Parent” shall have the meaning set forth in the Preamble.

“Shareholder Parent Change of Control Event” shall mean with respect to the Shareholder Parent, any of the following:  (i) the Shareholder Parent enters into definitive documentation providing for or contemplating any transaction or series of related transactions that would, if consummated, constitute a Change of Control with respect to the Shareholder Parent; (ii) the board of directors of the Shareholder Parent approves, accepts or recommends to the shareholders of the Shareholder Parent, or the shareholders of the Shareholder Parent approve, (A) any recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction, (B) any sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of the Shareholder Parent or one or more of its Subsidiaries) of all or substantially all of the assets of the Shareholder Parent and its Subsidiaries (taken as a whole) or (C) any other similar transaction, in any case that would, if consummated, constitute a Change of Control with respect to the Shareholder Parent; or (iii) a tender, takeover, exchange or other similar offer that would, if consummated, constitute a Change of Control with respect to the Shareholder Parent is commenced or the subject of an announcement of a firm intention to be made or commenced  by any Person or Group and the board of directors of the Shareholder Parent either (A) publicly recommends that shareholders of the Shareholder Parent tender their shares to the Person or Group making such offer or (B) fails to recommend that the shareholders of the Shareholder Parent reject such offer, in either case within ten (10) Business Days after the date of commencement or posting of the offer document in respect of such offer.

“Shareholder Shares” shall mean (i) all Ordinary Shares Beneficially Owned by the Shareholder Parent on the Closing Date, immediately after giving effect to the Closing; and (ii) all Ordinary Shares or Other Shares issued to the Shareholder in respect of any such Securities or into which any such Securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after the Closing.

“Shelf Registration Statement” shall have the meaning set forth in Section 6.1(c).

“Shelf Underwritten Offering” shall have the meaning set forth in Section 6.8(a).

“Short-Form Registration” shall have the meaning set forth in Section 6.1(c).

“Similar Securities” shall have the meaning set forth in Section 6.2(a).

“Special Registration” shall mean the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4, Form S-8 or any successor forms thereto; or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered solely in connection with an employee benefit or dividend reinvestment plan.

“Standstill Period” shall have the meaning set forth in Section 4.1(a).

“Subsidiary” shall mean, with respect to any Person, any other entity (i) whose securities or other ownership interests, having by their terms the power to elect a majority of the board of directors or other Persons performing similar functions, are Beneficially Owned or Controlled, directly or indirectly, by such Person, (ii) whose business and policies such Person has the power, directly or indirectly, to direct, or (iii) of which 50% or more of the securities, partnership or other ownership interests are owned, directly or indirectly, by such Person.

“Take-Down Notice” shall have the meaning set forth in Section 6.8(a).

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition of any kind to any Person, including those by way of hedging or derivative transactions; provided, however, that, any Change of Control described in clauses (ii) or (iii) of the definition thereof with respect to the Shareholder Parent shall not constitute a Transfer of any Shareholder Shares Beneficially Owned by the Shareholder.  The term “Transferred” shall have a correlative meaning.

“Transfer Limitation Period” shall mean the period from and after the Closing until the date that is ninety (90) calendar days after, and conditioned upon, the completion of the Transfer contemplated by and in accordance with Section 5.1(b)(ii) (and irrespective of the number of Shareholder Shares theretofore actually Transferred by the Shareholder under Section 5.1(b)(i) and Section 5.1(b)(ii)).

“U.S. GAAP” shall have the meaning set forth in Section 7.14.

“Voting Securities” shall mean the Ordinary Shares together with any Other Shares.

“WKSI” shall have the meaning set forth in Section 6.1(e).

Section 1.2 Other Definitional Provisions

.  Except as expressly set forth in this Agreement or unless the express context otherwise requires:

(a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) any references herein to a specific Section shall refer, respectively, to Sections of this Agreement;

(d) any reference herein to “USD” and “$” are to United States Dollars;

(e) wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender includes the other gender;

(g) a reference to a Person (including a party to this Agreement) includes a reference to that Person’s legal personal representatives and permitted successors and assigns;

(h) a reference to a document is a reference to that document as may be supplemented, amended or modified from time to time;

(i) any reference in this Agreement to any statute or statutory provision shall be deemed to include any statute or statutory provision that amends, extends, consolidates, re-enacts or replaces same, or which has been amended, extended, consolidated, re-enacted or replaced (whether before or after the date of this Agreement) by same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(j) words and phrases the definitions of which are contained or referred to in the Companies Acts shall be construed as having the meanings thereby attributed to them; and

(k) any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company.  The Company represents and warrants to the Shareholder and the Shareholder Parent as of the date hereof that:

(a) The Company is a public limited company duly incorporated and validly existing under the laws of Ireland.

(b) The Company has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Company, including the approval of the Board.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Shareholder and the Shareholder Parent, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and, as to enforceability, by general equitable principles.

(c) The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company; or (iii) conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

Section 2.2 Representations and Warranties of the Shareholder and the Shareholder Parent.  The Shareholder and the Shareholder Parent jointly and severally represent and warrant to the Company as of the date hereof that:

(a) The Shareholder is (i) a private limited company incorporated and validly existing under the laws of Ireland and (ii) an indirect wholly-owned Subsidiary of the Shareholder Parent.

(b) The Shareholder Parent is a public limited company incorporated and validly existing under the laws of Ireland.

(c) Each of the Shareholder and the Shareholder Parent has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform their respective obligations hereunder.  The execution and delivery by the Shareholder and the Shareholder Parent of this Agreement and the performance of their respective obligations hereunder have been duly authorized by all necessary action of the Shareholder and the Shareholder Parent, including the approval of their respective boards of directors.  This Agreement has been duly executed and delivered by the Shareholder and the Shareholder Parent and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of the Shareholder and the Shareholder Parent, enforceable against the Shareholder and the Shareholder Parent in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and, as to enforceability, by general equitable principles.

(d) The execution and delivery of this Agreement by the Shareholder and the Shareholder Parent and the performance of their respective obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Shareholder or the Shareholder Parent; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Shareholder or the Shareholder Parent (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Shareholder or the Shareholder Parent; or (iii) conflict with, breach or violate any law applicable to the Shareholder or the Shareholder Parent or by which their respective properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to impair the ability of the Shareholder or the Shareholder Parent to perform its obligations under this Agreement.

(e) Immediately prior to the execution hereof, none of the Shareholder Parent or any of its Affiliates Beneficially Own any shares of common stock of Alkermes.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board Representation.

(a) From and after the Closing Date until a Board Right Termination Event occurs (the “Board Right Period”), the Shareholder shall have the right (but not the obligation), upon written notice to the Company, to designate one individual to serve on the Board (the “Shareholder Designee”); provided, however, that such Shareholder Designee shall satisfy the applicable requirements set forth in Section 3.1(b); provided, further, that if a Board Right Termination Event occurs, the Shareholder shall promptly cause the Shareholder Designee, if any, then serving on the Board to resign, effective immediately, from the Board and from any committees or subcommittees thereof to which the Shareholder Designee is then appointed or on which he or she is then serving, and the right of the Shareholder to designate a Shareholder Designee shall terminate.

(b) Notwithstanding anything to the contrary set forth in this Agreement, any Shareholder Designee designated by the Shareholder pursuant to Section 3.1(a) (i) shall be resident in Ireland for so long as such Shareholder Designee serves as a Director; (ii) shall qualify as an “independent director” under applicable provisions of the Exchange Act and under applicable NASDAQ rules and regulations, or the applicable rules and regulations of the principal securities exchange on which the Ordinary Shares are then listed; (iii) would not, at the time of such designation, be required to disclose any information pursuant to Item 2(d) or (e) of Schedule 13D (as in effect on the date of this Agreement) if such Shareholder Designee were the “person filing” such Schedule 13D; (iv) shall not, at the time of such designation, be prohibited or disqualified from serving as a director of a public company pursuant to any applicable rule or regulation of the SEC or NASDAQ or pursuant to applicable law, including the Companies Acts; and (v) shall, in the good faith judgment of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), satisfy the requirements set forth in the Company’s Organizational Documents and Corporate Governance Guidelines (as in effect from time to time), in each case as are applicable to all non-employee Directors generally.  The Shareholder Designee shall, upon appointment or election, as the case may be, to the Board, execute such agreements as are required to be executed by all non-employee Directors generally and shall otherwise abide by the provisions of all codes and policies of the Company that are applicable to all non-employee Directors generally, including, as applicable, the Company’s Insider Trading Policy, policies requiring the pre-clearance of all securities trading activity, the Company’s Code of Conduct and the Company’s stock ownership policy.

(c) During the Board Right Period, the Company shall use reasonable endeavors to procure, (i) at the next scheduled meeting of the Board, which shall be validly noticed, the appointment of the Shareholder Designee to the Board; and (ii) thereafter, at each annual general meeting of shareholders of the Company occurring during the Board Right Period at which the term of the Shareholder Designee will expire in accordance with the Company’s Organizational Documents (whether by rotation or otherwise), the election or re-election, as the case may be, of the applicable Shareholder Designee to the Board, including by (A) nominating such Shareholder Designee for election to serve as a Director as provided in this Agreement, (B) subject to compliance by the Shareholder with Section 3.1(f), including such nomination and other required information regarding such Shareholder Designee in the Company’s proxy materials for such meeting of shareholders and (C) soliciting or causing the solicitation of proxies in favor of the election of such Shareholder Designee as a Director, in the case of each of clauses (i) and (ii), for a term expiring at the next annual general meeting of shareholders at which members of the class of Directors to which the Shareholder Designee belongs are to be elected or re-elected, as the case may be, or until such Shareholder Designee’s successor shall have been elected and qualified, or at such earlier time, if any, as such Shareholder Designee may resign, retire, die or be removed (for any reason) as a Director.

(d) Notwithstanding the foregoing, the Company shall not be obligated to procure the appointment of any individual to the Board pursuant to Section 3.1(c)(i) or to procure the election or re-election of any individual pursuant to Section 3.1(c)(ii) if such individual shall have previously been designated by the Shareholder pursuant to Section 3.1(a) and nominated by the Company for election or re-election, as the case may be, as a Director as provided in Section 3.1(c)(ii) (and provided that the Company shall have complied with its obligations set forth in  Section 3.1(c)(ii) in respect thereof), and, following the vote of shareholders at the annual general meeting of shareholders, shall have failed to be elected or re-elected, as the case may be, as a Director by the requisite vote of the Company’s shareholders.

(e) In furtherance of, and not in limitation to, the Shareholder’s rights in this Section 3.1, during the Board Right Period, (i) the Shareholder shall have the right (but not the obligation), upon written notice to the Company as provided in Section 3.1(a), to designate a Shareholder Designee to replace any Shareholder Designee who shall have resigned, retired, died or been removed from office (for any reason) or who, following the voting of shareholders at a meeting of shareholders of the Company shall have failed to be elected or re-elected, as the case may be, by the requisite vote of the Company’s shareholders; and (ii) the provisions of Sections 3.1(c) and 3.1(d) shall apply to, and the Company shall comply with its obligations contained therein in respect of, any such replacement Shareholder Designee.

(f) Not less than one hundred twenty (120) days prior to the anniversary of the prior year’s annual general meeting of shareholders of the Company occurring during the Board Right Period at which members of the class of Directors to which the Shareholder Designee belongs are to be elected, the Shareholder shall (i) notify the Company in writing of the name of the Shareholder Designee to be nominated for election at such meeting and (ii) provide, or cause such Shareholder Designee to provide, to the Company, all information concerning such Shareholder Designee and his or her nomination to be elected as a Director at such meeting as shall reasonably be required to (A) comply with applicable securities laws, the rules of NASDAQ or any other stock exchange on which securities of the Company are then quoted or listed for trading and the Companies Acts and (B) enable the Nominating Committee to make determinations with respect to such Shareholder Designee’s satisfaction of the requirements set forth in Section 3.1(b)(v); provided that the Nominating Committee shall make such determinations as promptly as practicable following receipt by the Company of the notification and information contemplated in clauses (i) and (ii) of this Section 3.1(f) and shall promptly provide the Shareholder with written notice if the Nominating Committee determines that such Shareholder Designee does not satisfy such requirements (together with a reasonably detailed description of the basis on which the Nominating Committee shall have made such determination).

(g) During the Board Right Period, the Company agrees that any Shareholder Designee serving as a Director shall be entitled to the same rights, privileges and compensation applicable to all other non-employee Directors generally or to which all such non-employee Directors are entitled, including any rights with respect to such Shareholder Designee’s term of office, and with respect to indemnification arrangements, directors and officers insurance coverage and other similar protections and expense reimbursement.

(h) Notwithstanding anything in this Section 3.1 to the contrary, (i) the Company will not be obligated to take any action in respect of any Shareholder Designee pursuant to Sections 3.1(c)(ii) if the Shareholder shall have failed, in any material respect, to provide, or cause to be provided, the notice and information required by clauses (i) and (ii) of Section 3.1(f); and (ii) in the event that a breach of Article IV or Article V by the Shareholder Parent or the Shareholder shall have occurred and be continuing, in addition to any other remedies that the Company may have, the Shareholder’s right to designate a Shareholder Designee shall be suspended; provided, however, that such right shall be reinstated and become effective from and after the date on which any such default shall have been cured or remedied until a Board Right Termination Event occurs.

(i) During the Board Right Period and except as required by applicable law, the Company shall not take any action to cause the removal (without cause) of a Shareholder Designee serving as a Director.  The Shareholder shall cause the Shareholder Designee to resign or, if reasonably sufficient, recuse himself or herself any time the presence of such individual as a Shareholder Designee on the Board shall, in the reasonable judgment of the Board, reasonably be likely to violate applicable law or otherwise compromise the Board’s exercise of its fiduciary duties.

Section 3.2 Use of Information.

(a) Notwithstanding anything in this Agreement to the contrary, the Shareholder Designee shall not communicate or convey to the Shareholder or the Shareholder Parent (or to any Affiliate of either of them), directly or indirectly, any non-public information received or obtained in his or her capacity as a Director of the Company, including materials distributed to Directors and any information regarding the process or substance of any Board deliberations.

(b) The Shareholder Parent shall, and shall cause its Representatives and Affiliates to, use non-public information obtained under, in connection with or in performance of this Agreement (including, for the avoidance of doubt, any information obtained pursuant to Section 4.1(e)) only in connection with the Shareholder’s investment in the Company and in compliance with this Agreement and the Merger Agreement, and not for any other purpose; provided, however, that nothing in this Section 3.2(b) shall, in any way, prevent, restrict, encumber or limit the Shareholder Parent or any of its Affiliates from exercising its rights or performing its obligations, or asserting or defending any claim by or against the Company or any of its Affiliates, in any such case under this Agreement, the Merger Agreement or any other agreement contemplated by the Merger Agreement.  Notwithstanding the foregoing, the Shareholder Parent shall not, and shall cause its Representatives and Affiliates not to, use any such information in a manner prohibited by applicable law, including trading any securities of the Company while in possession of such non-public information to the extent such trading would violate applicable law, or expressly prohibited by this Agreement or the Merger Agreement.

ARTICLE IV

STANDSTILL; VOTING

Section 4.1 Standstill Restrictions.

(a) From and after the Closing Date until the later of (x) the ten (10) year anniversary of the Closing Date and (y) the three (3) year anniversary of the date on which the Shareholder shall cease to Beneficially Own Voting Securities representing at least the Ownership Threshold (the “Standstill Period”), without the prior written consent of the Company, the Shareholder Parent shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with any other Person, except as otherwise expressly set forth in this Section 4.1:

(i) offer to acquire or agree to acquire Beneficial Ownership of any Voting Securities in addition to the Shareholder Shares, except (A) pursuant to stock splits, reverse stock splits, stock dividends or distributions, combinations, reclassifications or any similar recapitalizations or (B) acquisitions or purchases of Voting Securities pursuant to and in accordance with Section 4.4;

(ii) acquire, offer to acquire or agree to acquire any assets of the Company or any of its Subsidiaries that are material to the operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole;

(iii) induce or attempt to induce any third party to propose or offer to acquire Beneficial Ownership of Voting Securities (other than the Shareholder Shares as and to the extent permitted in accordance with Article V);

(iv) initiate or make a proposal for any scheme of arrangement, merger, tender, takeover or exchange offer, business combination, reorganization, restructuring, recapitalization or other extraordinary transaction that would, if consummated, result in a Change of Control with respect to the Company;

(v) seek the election, appointment or removal of any Directors (other than any Shareholder Designee) or seek a change in the composition or size of the Board;

(vi) except as otherwise required by applicable law, rule or regulation as set forth in an opinion of reputable U.S. counsel, make or cause to be made any press release or similar public announcement or public communication relating to the way it intends to, or does, vote its Shareholder Shares at any meeting of the shareholders of the Company or in connection with any action by written consent at or in which Voting Securities are entitled to vote;

(vii) deposit any Shareholder Shares into a voting trust or subject any Shareholder Shares to any proxy, arrangement or agreement with respect to the voting of such any Shareholder Shares or other agreement having a similar effect (other than as recommended by the Board);

(viii) initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal or solicit proxies or consents, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date of this Agreement, whether or not such Regulation is applicable to the Company) with respect to any Voting Securities;

(ix) publicly call or requisition a call for any general, special or extraordinary meeting of the Company’s shareholders;

(x) form, join or in any way participate in a Group with respect to any Voting Securities;

(xi) make any public statement or disclosure inconsistent with the foregoing;

(xii) assist, advise, induce or attempt to induce (or provide any confidential information of the Company or any of its Subsidiaries for the purpose of assisting, advising, inducing or attempting to induce) any third party with respect to,  or take any affirmative action to do, any of the foregoing; or

(xiii) propose or seek an amendment or waiver of any of the provisions of this Section 4.1.

(b) This Section 4.1 shall not, in any way, prevent, restrict, encumber or limit (i) the Shareholder Parent and its Affiliates (including the Shareholder) from exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement, the Merger Agreement and any other contract or agreement contemplated by the Merger Agreement, in each case in accordance with the terms hereof or thereof, including exercising the Shareholder’s rights pursuant to Article III, Section 4.3, Section 4.4, Article V (including Section 5.1(d)(i)(B)) and Article VI or (ii) any Shareholder Designee then serving as a Director from exercising and performing his or her duties (fiduciary and otherwise) as a Director in accordance with the Company’s Organizational Documents, all codes and policies of the Company and all laws, rules, regulations and codes of practice, in each case as may be applicable and in effect from time to time.

(c) If, at any time during the Standstill Period, (i) the Company enters into definitive documentation providing for a transaction that, if consummated, would constitute a Change of Control with respect to the Company; (ii) the Board publicly announces its determination that (A) it will sell or dispose of, or has commenced a process by which it proposes to sell or dispose of, the Company or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (B) will consider offers or proposals for a transaction that, if consummated, would result in a Change of Control with respect to the Company, or (C) the Company or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, is for sale; or (iii) a tender, takeover, exchange or similar offer that, if consummated, would constitute a Change of Control with respect to the Company is commenced or the subject of an announcement of a firm intention to be made or commenced by any Person or Group and either (A) the Shareholder Parent Beneficially Owns Voting Securities representing less than fifteen percent (15%) of the then outstanding Voting Securities or (B) the Board either (x) publicly recommends that shareholders of the Company tender their Voting Securities to the Person or Group making such offer or (y) fails to recommend that the shareholders of the Company reject such offer, in each case within ten (10) Business Days after the date of commencement or posting of such offer, then, in any such case the provisions of Section 4.1(a) shall terminate immediately and all other provisions of this Agreement shall remain in full force and effect; provided, however, that if, (x) with respect to clause (i) of this sentence, such transaction is terminated without being consummated, (y) with respect to clause (ii) of this sentence, the Board has publicly announced that it has rescinded such determination or (z) with respect to clause (iii) of this sentence, such offer or similar transaction is withdrawn, terminated or expires without being consummated or, if the Shareholder Parent Beneficially Owns Voting Securities representing at least fifteen percent (15%) of the then outstanding Voting Securities and the Board publicly recommends that the shareholders of the Company reject such offer, then, in any such case all provisions of Section 4.1(a) previously terminated shall be reinstated and shall be in full force and effect in accordance with their terms from and after the date of such termination, public announcement, withdrawal or expiration, as the case may be; provided, further, that such reinstatement shall not prevent the Shareholder Parent or any of its Affiliates from continuing to pursue any activities described in this Section 4.1(c) that were definitively commenced after the date of such termination, but at or prior to the date of such reinstatement.

(d) Notwithstanding anything to the contrary in this Section 4.1, nothing herein shall prohibit or prevent the Shareholder Parent or any of its Affiliates from acquiring securities of, or from entering into any merger or other business combination with, another Person that Beneficially Owns any Voting Securities or the securities of any successor to, or Person in control of, the Company; provided, however, that (i) such Person shall have acquired such Voting Securities or other securities other than in contemplation of the Shareholder Parent or any of its Affiliates acquiring the securities of, or entering into any such merger or other business combination with, such Person; (ii) the Beneficial Ownership of such Voting Securities or other securities by such Person shall not be a primary reason for the Shareholder Parent or any of its Affiliates acquiring the securities of, or entering into any such merger or other business combination with, such Person; and (iii) the Beneficial Ownership by the Shareholder or the Shareholder Parent or such Person of the Voting Securities held by such Person following the acquisition, merger or other business combination would not, when combined with the Beneficial Ownership by the Shareholder or the Shareholder Parent or such Person of Voting Securities held by the Shareholder Parent or one of its Affiliates, result in the Shareholder Parent or any of its Affiliates or such Person being required, pursuant to the Companies Acts, to commence an offer to acquire additional Voting Securities.

(e) Notwithstanding anything to the contrary in this Section 4.1, nothing herein shall prevent the Chairman and/or the Chief Executive Officer of the Shareholder Parent from communicating with the Chairman and/or the Chief Executive Officer of the Company (including for purposes of requesting permission to make any proposal or to take any action prohibited by this Section 4.1); provided that (i) such communication is made confidentially, does not reasonably require public disclosure by the Company, the Shareholder Parent or any of their respective Affiliates and does not reasonably require the issuance of a public response by the Company or any of its Affiliates; and (ii) neither the fact that such communication or request has been made or any of the terms thereof or facts with respect thereto are publicly disclosed, directly or indirectly, by the Shareholder Parent or any of its Affiliates.

Section 4.2 Attendance at Meetings.  For so long as the Shareholder Parent Beneficially Owns Voting Securities representing at least the Ownership Threshold, the Shareholder Parent shall cause the Shareholder to, and the Shareholder shall, cause all Shareholder Shares then owned by the Shareholder to be present, in person or by proxy, at any meeting of the shareholders of the Company occurring at which an election of Directors is to be held, so that all such Shareholder Shares shall be counted for the purpose of determining the presence of a quorum at such meeting.

Section 4.3 Voting.

(a) At each meeting of shareholders of the Company occurring during the period from the Closing Date until the one (1) year anniversary of the Closing Date, the Shareholder Parent shall cause the Shareholder to, and the Shareholder shall, vote all Shareholders Shares then owned by it (to the extent entitled to vote thereon) in accordance with the recommendation of the Board with respect to any business or proposal on which the shareholders of the Company are entitled to vote.

(b) Following the one (1) year anniversary of the Closing Date, the Shareholder Parent shall cause the Shareholder to, and the Shareholder shall, continue to vote as described in paragraph (a) immediately above, except that, if, at any date following the one (1) year anniversary of the Closing Date, either (i) the Shareholder Parent Beneficially Owns Voting Securities representing fifteen percent (15%) or less of the then outstanding Voting Securities of the Company or (ii) the volume weighted average of the daily market prices (determined in accordance with the definition of Market Value) of the Ordinary Shares over the thirty (30) consecutive trading days immediately preceding, but not including, such date is not at least equal to $7.24 per share, as appropriately adjusted for any stock split or other similar recapitalization or reclassification of the Ordinary Shares after the Closing Date, the Shareholder shall thereafter be free to vote or abstain from voting any or all Shareholder Shares then owned by it in any manner it shall determine, in its absolute and sole discretion, in respect of, any business or proposal (whether initiated by any shareholder or otherwise) coming before any meeting of shareholders of the Company.

Section 4.4 Preemption Rights.  Except as expressly set forth in this Section 4.4, each of the Shareholder and the Shareholder Parent hereby irrevocably waives, and the Shareholder Parent shall cause any subsequent Permitted Transferee to which any Shareholder Shares are Transferred after the Closing Date to waive, at all times during the Board Right Period (but not at any time thereafter), any preemption rights to which it would otherwise be entitled as a result of its ownership or holding of Shareholder Shares under the Companies Acts or the Organizational Documents of the Company in respect of any issuance or offering of equity securities by the Company; provided, however, that, none of the Shareholder, the Shareholder Parent or any subsequent Permitted Transferee of any Shareholder Shares hereby waives, by virtue of this Section 4.4 or any other provision of this Agreement, and nothing in this Section 4.4 or any other provision of this Agreement shall constitute a waiver of, or otherwise operate to waive, any preemption right if and solely to the extent that (i) other shareholders of the Company have any preemption rights in respect of such issuance or offering; and (ii) such issuance or offering is made or completed for consideration per security that is, at such time, less than the Market Value thereof or, if there is no Market Value, the fair market value thereof.

ARTICLE V

TRANSFER RESTRICTIONS

Section 5.1 Transfer Restrictions.

(a) The right of the Shareholder to Transfer any Shareholder Shares is subject to the restrictions set forth in this Article V.  No Transfer of Shareholder Shares by the Shareholder may be effected except in compliance with the restrictions set forth in this Article V and with the requirements of the Securities Act and any other applicable securities laws.  Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

(b) During the Transfer Limitation Period, the Shareholder shall not, and the Shareholder Parent shall cause the Shareholder not to, Transfer any Shareholder Shares without the prior written consent of the Company, except:

(i) following the six (6) month anniversary of the Closing Date, the Shareholder may Transfer up to but no more than forty and three-quarters percent (40.75%) of the Shareholder Shares in a marketed underwritten registered offering pursuant to Article VI;

(ii) from and after the date that is ninety (90) calendar days after, and conditioned upon, the completion of its Transfer under clause (i) of this Section 5.1(b) (and irrespective of the number of Shareholder Shares actually Transferred thereunder), the Shareholder may Transfer up to but no more than thirty-one and one-half percent (31.5%) of the Shareholder Shares in a marketed underwritten registered offering pursuant to Article VI.

(c) Following the Transfer Limitation Period, the Shareholder may, subject to Section 5.1(e) and Section 5.2(c), Transfer the Shareholder Shares, in whole at any time or in part from time to time, without the prior consent of the Company and without restriction; provided, however, that:

(i) any Transfer of Shareholder Shares effected pursuant to an SEC-registered offering (including an underwritten registered offering) shall be subject to the requirements of Article VI;

(ii) in connection with any Transfer of Shareholder Shares (A) effected pursuant to a Directed Offering or a privately-negotiated transaction not subject to the registration requirements of the Securities Act, in each case in which the Shareholder (or any of its Representatives) negotiates the terms of such Transfer directly with the third party purchasers of such Shareholder Shares or (B) effected in accordance with Rule 144 under the Securities Act, in each case the Shareholder shall not knowingly Transfer to any Person or Group (whether such Person or Group is purchasing Shareholder Shares for its or their own account(s) or as fiduciary on behalf of one or more accounts) in a single Transfer or series of related Transfers, Shareholder Shares representing more than six and one-quarter percent (6.25%) of the Voting Securities then outstanding (calculated on the basis of the aggregate number of Voting Securities outstanding, as contained in the then most recently-available filing by the Company with the SEC) and the Shareholder shall, to the extent reasonably practicable, (x) request that each Person to which any such Shareholder Shares were Transferred provide (but the Shareholder shall not be obligated to obtain) reasonable confirmation thereof and (y) inform any underwriters or brokers engaged by the Shareholder in connection with any such Transfer of the provisions of this Section 5.1(c)(ii); and

(iii) in connection with any Transfer of Shareholder Shares (A) effected pursuant to a Directed Offering or a privately-negotiated transaction not subject to the registration requirements of the Securities Act, in each case in which the Shareholder (or any of its Representatives) negotiates the terms of such Transfer directly with the third party purchasers of such Shareholder Shares or (B) effected in accordance with Rule 144 under the Securities Act, in each case the Shareholder shall not knowingly Transfer to any Person or Group (whether such Person or Group is purchasing Shareholder Shares for its or their own account(s) or as fiduciary on behalf of one or more accounts) that (x) is not a Person of the type described in Rule 13d-1(b)(1)(ii) under the Exchange Act (as in effect on the date of this Agreement), other than a hedge fund, unless such Person is a private equity fund or an affiliate of a private equity fund and has duly certified in writing that it is has no intent to change or influence the control of the Company or participate in any transaction having that effect as described in Rule 13d-1(c)(1) under the Exchange Act or (y) is a Person that has engaged in a proxy contest or has otherwise filed a Schedule 13D that disclosed any plan or proposal or other intent to change or influence control over an issuer, in either case described in this clause (y) during the two (2) year period immediately preceding the date of such Transfer.

(d) Notwithstanding the foregoing, (i) for the avoidance of doubt, none of Section 5.1(b), Section 5.1(c)(ii) or Section 5.1(c)(iii) shall apply to, and nothing therein shall directly or indirectly prohibit, restrict or otherwise limit, to the extent otherwise permitted by law, (A) any Transfer of Shareholder Shares made in accordance with Section 5.1(f) or (B) at any time after the Transfer Limitation Period, (x) the establishment of any “put equivalent position” (as defined under Rule 16a-1 of the Exchange Act) or any “short” position (including through swaps, options, other derivative positions, whether cash or physically settled, or otherwise), (y) any decrease in any such “put equivalent position” or “short” position or (z) the establishment of any contract, arrangement, agreement or understanding pursuant to which the Shareholder has the right or opportunity to profit or share in any profit derived from any decrease in the value of Shareholder Shares; and (ii) the restrictions set forth in Section 5.1(b), Section 5.1(c)(ii) and Section 5.1(c)(iii) shall terminate at such time as the Shareholder shall cease to Beneficially Own Voting Securities representing at least the Ownership Threshold.

(e) Notwithstanding the foregoing, except for Transfers made pursuant to Section 5.1(b) or Section 5.1(f), the Shareholder shall not, and the Shareholder Parent shall cause the Shareholder not to, effect any Transfer of Shareholder Shares in any manner that would result in the failure of the Shareholder to comply with its obligations under Section 6.10 in respect of any Holdback Period.

(f) Notwithstanding anything to the contrary set forth in this Article V, the Shareholder may, at any time (during or after the Transfer Limitation Period), (i) Transfer all, but not less than all, of the Shareholder Shares to any Permitted Transferee; provided that, prior to any such Transfer, such Permitted Transferee agrees in writing to acquire and hold such Transferred Shareholder Shares subject to and in accordance with, and otherwise to be bound by the terms of, this Agreement as if such Permitted Transferee were the Shareholder hereunder; provided, further, that if, at any time after such Transfer, such Permitted Transferee (other than the Shareholder Parent) ceases to be a wholly-owned Subsidiary of the Shareholder Parent, the Shareholder Parent shall cause all Shareholder Shares held by such Permitted Transferee to be Transferred to a Person that is, at such time, a Permitted Transferee and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Shareholder Shares subject to and in accordance with this Agreement as if such Permitted Transferee were the Shareholder hereunder; (ii) Transfer the Shareholder Shares, in whole or in part, to the Company or any Subsidiary of the Company, including pursuant to any redemption, share repurchase program, self tender offer or otherwise; or (iii) Transfer the Shareholder Shares, in whole or in part, pursuant to any (A) recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction involving the Company, in any case approved, accepted, or recommended to the Shareholders of the Company by the Board or approved by the shareholders of the Company or (B) tender, exchange or other similar offer for any Voting Securities that is commenced by any Person or Group and the Board either (x) publicly recommends that shareholders of the Company tender their Voting Securities to the Person or Group making such offer or (y) fails to recommend that the shareholders of the Company reject such offer, in either case within ten (10) Business Days after the date of commencement thereof.

Section 5.2 Legends on Shareholder Shares; Securities Act Compliance.

(a) Each share certificate representing Shareholder Shares shall bear the following legend (and a comparable notation or other arrangement will be made with respect to any uncertificated Shareholder Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

(b) In addition, for so long as any restrictions set forth in Section 5.1 remain in effect, such legend or notation shall include the following language:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDER’S AGREEMENT, DATED AS OF SEPTEMBER 16, 2011, AMONG THE ISSUER AND THE OTHER PARTIES THERETO, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

(c) The Shareholder agrees that it will, if requested by the Company, deliver at its expense to the Company an opinion of reputable U.S. counsel selected by the Shareholder and reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company and counsel for the Company, that any Transfer made, other than in connection with an SEC- registered offering by the Company, does not require registration under the Securities Act.

(d) In connection with any Transfer pursuant to this Article V, the Company shall remove such portion of the legend (or eliminate or terminate such portion of the notation or arrangement) described in Sections 5.2(a) and 5.2(b) as is appropriate under the circumstances.  At such time as the Shareholder delivers at its expense to the Company an opinion of reputable U.S. counsel selected by the Shareholder and reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company and counsel for the Company, that all of the Shareholder Shares may be freely sold without registration under the Securities Act, the Company agrees that it will promptly after the later of the delivery of such opinion and, in the case of certificated Shareholder Shares, the delivery by the Shareholder to the Company or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing such Shareholder Shares issued with the legend set forth in Section 5.2(a), deliver or cause to be delivered to the Shareholder a replacement stock certificate or certificates representing such Shareholder Shares that is free from the legend set forth in Section 5.2(a) (or in the case of uncertificated Shareholder Shares, free of any notation or arrangement set forth in Section 5.2(a)).  At such time as no restrictions set forth in Section 5.1 remain in effect, the Company agrees that it will, promptly upon the request of the Shareholder and, in the case of certificated Shareholder Shares, the delivery by the Shareholder to the Company or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing Shareholder Shares issued with the legend set forth in Section 5.2(b), deliver or cause to be delivered to the Shareholder a replacement stock certificate or certificates representing such Shareholder Shares that is free from the legend set forth in Section 5.2(b) (or in the case of uncertificated Shareholder Shares, free of any notation or arrangement set forth in Section 5.2(b)).

Section 5.3 Change of Control of the Shareholder Parent.

(a) In the event that, during the period from the Closing Date until the occurrence of a Board Right Termination Event, a Change of Control with respect to the Shareholder Parent is consummated that results from a Shareholder Parent Change of Control Event, to the extent permitted by Irish law, the Company shall have the right, but not the obligation, to purchase (by way of redemption or otherwise) from the Shareholder all, but not less than all, of the Shareholder Shares held by the Shareholder on the date of consummation of such Change of Control.  The Shareholder Parent shall give the Company written notice of the occurrence of such Change of Control within ten (10) Business Days after its consummation and the Company’s right under this Section 5.3 shall be exercisable by delivering a written election notice to the Shareholder (such notice, an “Election Notice”) within ten (10) Business Days after the date of receipt by the Company of such notice from the Shareholder Parent (or at an earlier time following the consummation of such Change of Control).   The delivery of an Election Notice by the Company shall irrevocably bind the Company to purchase, and the Shareholder to sell, all of the Shareholder Shares held by the Shareholder on the date of consummation of such Change of Control in accordance with this Section 5.3.  In the event that the Company fails to deliver an Election Notice within such ten (10) Business Day period following notice by the Shareholder Parent of the consummation of the Change of Control, the Company shall be deemed to have irrevocably elected not to exercise its right to purchase such Shareholder Shares in respect of such Change of Control pursuant to this Section 5.3.

(b) The purchase price for the Shareholder Shares shall equal the product of (i) the aggregate number of Shareholder Shares held by the Shareholder on the date of consummation of such Change of Control multiplied by (ii) the Market Value of each such Shareholder Share, determined as at the date of consummation of such Change of Control (the “Change of Control Purchase Price”).

(c) Subject to the receipt by the parties hereto of all necessary shareholder, antitrust and other governmental, regulatory and third party approvals, the closing of the purchase of the Shareholder Shares shall take place at the executive offices of the Company at 10:00 a.m., local time, on the fifth (5th) Business Day after the date the Election Notice is delivered to the Shareholder, or on such later Business Day reasonably designated by the Company or the Shareholder, as applicable, in order to permit (i) any necessary antitrust waiting period to expire; (ii) any other necessary governmental, regulatory or third party approvals to be obtained; and (iii) the Shareholder Parent to seek the requisite approval of its shareholders for such sale if and to the extent that the Listing Rules of the Irish Stock Exchange (as in effect at such time) would require such approval.  At the closing, the Shareholder shall deliver to the Company the share certificate or certificates representing all certificated Shareholder Shares held by the Shareholder on the date of consummation of such Change of Control, in exchange for the payment in full of the Change of Control Purchase Price by wire transfer of immediately available funds to an account or accounts that shall be designated by the Shareholder in writing to the Company at least two (2) Business Days prior to such closing.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1 Demand Request.

(a) Until the Registration Rights Termination Date, in connection with any Transfer of Registrable Shares permitted under Section 5.1(b), the Shareholder shall, and in connection with any other Transfer of Registrable Shares after the Transfer Limitation Period, the Shareholder may, request in writing that the Company effect a registration under the Securities Act of all or such part of the Registrable Shares as the Shareholder requests to Transfer, subject in each case to the minimum threshold requirements applicable to such registration pursuant to Section 5.1(b), Section 6.1(b) or Section 6.1(c) (such request, a “Demand Request”) (it being understood that the Demand Request in respect of the marketed underwritten offering to be effected under Section 5.1(b)(i) may be made no sooner than 45 days before the six (6) month anniversary of the Closing Date, but may be made at any time thereafter).  Upon receipt of any Demand Request, the Company shall use reasonable endeavors to file, as promptly as practicable but in any event not later than the date that is thirty (30) calendar days after receipt by the Company of such Demand Request, in accordance with the provisions of this Agreement, a Registration Statement with the SEC (a “Demand Registration Statement”) covering all such Registrable Shares, in accordance with the method or methods of distribution thereof elected by the Shareholder (which, for the avoidance of doubt, shall be limited to marketed underwritten registered offerings in the case of Transfers under Section 5.1(b)).  Each Demand Request shall specify the aggregate number of Registrable Shares to be registered and the intended method or methods of distribution thereof.  Any registration requested by the Shareholder under this Section 6.1(a), Section 6.1(c) or Section 6.1(e) is referred to in this Agreement as a “Demand Registration.”

(b) The Shareholder shall be entitled to initiate no more than six (6) Demand Registrations, including Shelf Underwritten Offerings, in the aggregate; provided, however, that the Company shall not be obligated to effect such Demand Registration (i) unless the number of Registrable Shares requested to be registered by the Shareholder is at least five million (5,000,000) (or the equivalent thereof as of the Closing Date in the event of any stock splits); and (ii) during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any other Demand Registration.  No request for registration shall count for the purposes of the limitations in this Section 6.1(b) if (v) the Shareholder determines in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) the proposed registration, upon written notice to the Company, due to marketing conditions or regulatory reasons prior to the execution of an underwriting agreement or purchase agreement relating to such request; provided that  the Shareholder reimburses the Company for all Registration Expenses incurred in good faith by the Company in connection with such Demand Registration prior to the date of such withdrawal, (w) the Registration Statement relating to a Demand Request is not declared effective within one hundred eighty (180) calendar days after the date such Registration Statement is filed with the SEC (other than by reason of the Shareholder having refused to proceed or a misrepresentation or an omission by the Shareholder), (x) prior to the sale of at least fifty percent (50%) of the Registrable Shares included in the applicable registration relating to a Demand Request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction, or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Shareholder within thirty (30) calendar days after the date of such order, (y) the Shareholder withdraws its request in the circumstances described in  Section 6.1(f) or (z) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied as a result of a default or breach thereunder by the Company that proximately and primarily caused the failure of such conditions.

(c) Following the twelve (12) month anniversary of the Closing Date, the Company shall use reasonable endeavors to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (a “Short-Form Registration”), and, if requested by the Shareholder and available to the Company, such Short-Form Registration shall be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Shares, pursuant to Rule 415 under the Securities Act or otherwise (a “Shelf Registration Statement”).  Following the twelve (12) month anniversary of the Closing Date and prior to the Registration Rights Termination Date, the Shareholder may request no more than five (5) Short-Form Registrations, if available to the Company, with respect to the Registrable Shares, which shall count toward the six (6) Demand Registrations to which the Shareholder is entitled pursuant to Section 6.1(b); provided that the Company shall not be obligated to effect any Short-Form Registration pursuant to this Section 6.1(c), (x) unless the number of Registrable Shares requested to be registered by the Shareholder is at least five million (5,000,000) (or the equivalent thereof as of the Closing Date in the event of any stock splits) and (y) during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any other Demand Registration, including any Shelf Registration Statement.  In no event shall the Company be obligated to effect any shelf registration other than pursuant to a Short-Form Registration.  If any Demand Registration is proposed to be a Short-Form Registration and an underwritten offering, if the managing underwriter(s) shall advise the Company and the Shareholder that, in its good faith opinion, it is of material importance to the success of such proposed offering to include in such Registration Statement information not required to be included in a Short-Form Registration, then the Company shall supplement the Short-Form Registration as reasonably requested by such managing underwriter(s).

(d) Upon filing any Short-Form Registration, the Company shall use reasonable endeavors to keep such Short-Form Registration effective with the SEC, to re-file such Short-Form Registration upon its expiration, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing the Prospectus related to such Short-Form Registration as may be reasonably requested by the Shareholder, or as otherwise required, until the earlier of (i) such time as all Registrable Shares that could be sold in such Short-Form Registration have been sold or are no longer outstanding and (ii) the Registration Rights Termination Date.

(e) To the extent that the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Request for a Short-Form Registration is submitted to the Company and, pursuant to such Demand Request, the Shareholder requests that the Company file a Shelf Registration Statement, the Company shall file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, which covers those Registrable Shares which are requested to be registered.  At the written request of the Shareholder, the Company shall pay the registration fee in respect of a take-down from an Automatic Shelf Registration Statement promptly and, in any event, within one (1) Business Day of receiving such written request.  The Company shall use reasonable endeavors to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period in which any Automatic Shelf Registration Statement is effective.  If, at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use reasonable endeavors to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a new Shelf Registration Statement on Form S-3, have such Shelf Registration Statement declared effective by the SEC and keep such Registration Statement effective during the period in which such Short-Form Registration is required to be kept effective in accordance with Section 6.1(d).

(f) If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, with respect to a Demand Registration, would require the Company to make a public disclosure of material non-public information, which disclosure the Company determines in good faith (after consultation with external legal counsel), (i) would be required to be made at such time in any Registration Statement so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) would reasonably be expected to have an adverse effect on the Company or its business or on the Company’s ability to effect a reasonably imminent material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Shareholder, delay the filing or initial effectiveness of, or suspend the use of, as applicable, such Registration Statement or a Prospectus or Free Writing Prospectus; provided, however, that the Company shall not be permitted to do so (x) on more than one (1) occasion in any six (6) month period or (y) for any single period of time in excess of sixty (60) days (in any such case, a “Blackout Period”).  In the event that the Company exercises its rights under the preceding sentence, the Shareholder agrees to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such Demand Registration in connection with any sale or offer to sell Registrable Shares.  If the Company so delays the filing or initial effectiveness of, or suspend the use of, as applicable, such Registration Statement or a Prospectus or Free Writing Prospectus, the Shareholder shall be entitled to withdraw such request and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 6.1(b) or Section 6.1(c).

(g) If a Demand Request provides that the Shareholder intends the Registrable Shares covered thereby shall be distributed by means of an underwritten offering, or if the Shareholder delivers to the Company a Take-Down Notice, the lead underwriter to administer the offering shall be chosen by the Shareholder, subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company.

(h) The Company shall not include in any Demand Registration pursuant to this Section 6.1 any securities that are not Registrable Shares without the prior written consent of the Shareholder.

(i) The Shareholder shall have the right to notify the Company prior to the effectiveness of a Registration Statement relating to a Demand Registration that such Registration Statement be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement.

Section 6.2 Piggy-Back Registration.

(a) If, at any time following the six (6) month anniversary of the Closing Date, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of securities of the Company of the same class as the Registrable Shares (such securities “Similar Securities”), whether or not for sale for its own account (including a Shelf Registration Statement on Form S-3, but excluding a Registration Statement that is (i) solely in connection with a Special Registration or (ii) pursuant to a Demand Registration in accordance with Section 6.1, the Company shall give written notice as promptly as practicable, but not later than thirty (30) calendar days prior to the anticipated date of filing of such Registration Statement, to the Shareholder of its intention to effect such registration and shall include in such registration all Registrable Shares with respect to which the Company has received written notice from the Shareholder for inclusion therein within fifteen (15) calendar days after the date of the Company’s notice (a “Piggyback Registration”).  In the event that the Shareholder makes such written request, the Shareholder may withdraw its Registrable Shares from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.  The Company may terminate or withdraw any Piggyback Registration under this Section 6.2(a), whether or not the Shareholder has elected to include Registrable Shares in such registration; provided, however, that, if the Shareholder has elected to include Registrable Shares in such registration and the Company terminates or withdraws such Piggyback Registration after the date on which the applicable Registration Statement is declared effective, the Company shall reimburse the Shareholder for all Selling Expenses paid by the Shareholder in respect of Registrable Shares included therein which are unsold on the date of such withdrawal or termination.  No Piggyback Registration shall count towards the number of Demand Registrations to which the Shareholder is entitled under Section 6.1(b) or Section 6.1(c).

(b) If a Piggyback Registration under Section 6.2(a) is proposed to be underwritten, the Company shall so advise the Shareholder as a part of the written notice given pursuant to Section 6.2(a).  In such event, the lead underwriter to administer the offering shall be chosen by the Company, subject to the prior written consent, not to be unreasonably withheld or delayed, of the Shareholder.

(c) The Company shall pay all expenses (subject to and in accordance with Section 6.5) in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final or is terminated or withdrawn by the Company.

(d) If any Similar Securities are to be sold in an underwritten primary offering on behalf of the Company, the Shareholder may include all the Registrable Shares it requests in such Piggyback Registration on the same terms and conditions as such Similar Securities included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such offering advises the Company and the Shareholder in writing that, in its good faith opinion, the total number or dollar amount of Similar Securities proposed to be sold in such offering and Registrable Shares requested by the Shareholder to be included therein, in the aggregate, exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be included in the following order of priority:

(i) first, the securities that the Company proposes to sell;

(ii) second, the Registrable Shares requested to be included by the Shareholder and any Similar Securities requested to be included by any other Persons exercising their contractual rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein; and

(iii) third, any securities requested to be included therein by any other Persons (other than the Company and the Shareholder and other Persons with restricted piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

(e) If the securities to be registered pursuant to this Section 6.2 are to be sold in an underwritten secondary offering on behalf of holders of Similar Securities, the Shareholder may include all Registrable Shares requested to be included in such registration in such offering on the same terms and conditions as any Similar Securities included therein; provided, however, that if the managing underwriter(s) of such offering advises the Company and the Shareholder in writing that, in its good faith opinion, the total number or dollar amount of securities to be included therein exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in such registration only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority:

(i) first, the Similar Securities requested to be included therein by the holders exercising their contractual rights to demand such registration and the Registrable Shares requested to be included by the Shareholder, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein by each such holder; and

(ii) second, any Similar Securities requested to be included therein by the Company or any other Person not exercising a contractual right to demand registration, allocated among such Persons in such manner as the Company may determine.

Section 6.3 Termination of Registration Obligation.

Notwithstanding anything to the contrary herein, the obligation of the Company to register Registrable Shares pursuant to this Article VI and maintain the effectiveness of any Demand Registration Statement filed pursuant to Section 6.2 shall terminate on the earliest of (a) the date on which reputable U.S. counsel shall have delivered an opinion, in form and substance reasonably satisfactory to the Company and the Shareholder, that all remaining Shareholder Shares Beneficially Owned by the Shareholder may be freely sold without registration under the Securities Act, including under Rule 144 without being subject to the volume limitations and manner of sale restrictions contained therein, (b) the date that is four (4) months after the first date on which the Shareholder Beneficially Owns Shareholder Shares representing less than the Ownership Threshold and (c) the first date on which the Shareholder Beneficially Owns Shareholder Shares representing less than five percent (5%) of the outstanding Voting Securities (the “Registration Rights Termination Date”).

Section 6.4 Registration Procedures.  Subject to Section 6.1(f), whenever the Shareholder shall have requested that any Registrable Shares be registered pursuant to Section 6.1 or Section 6.2, the Company shall use reasonable endeavors to effect, as soon as practicable as provided herein, the registration and sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, until the Registration Rights Termination Date.  Without limiting the generality of the foregoing, and pursuant thereto, the Company shall, until the Registration Rights Termination Date, cooperate in the sale of such Registrable Shares and shall, as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Shares as provided herein, make all required filings with FINRA and, if such Registration Statement is not automatically effective upon filing, use reasonable endeavors to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a “Free Writing Prospectus”), the Company shall furnish to the Shareholder and the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including, upon the reasonable request of the Shareholder and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein, which Registration Statement and documents will be subject to the reasonable review and comment of the Shareholder and its counsel, at the Shareholder’s sole expense.  The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to any registration pursuant to Section 6.1 to which the Shareholder and its counsel or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless in the opinion of the Company, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement effective for a period of (i) with respect to a Registration Statement other than a Shelf Registration Statement, (A) not less than four (4) months, (B) if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter(s), a Prospectus is required by law to be delivered in connection with sales of Registrable Shares by an underwriter or dealer or (C) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act); or (ii) in the case of a Shelf Registration Statement, the period set forth in Section 6.1(d), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) furnish to the Shareholder and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Shares in accordance with the intended method or methods of disposition thereof; and the Company, subject to the penultimate paragraph of this Section 6.4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by Shareholder and the managing underwriter(s), if any, in connection with the offering and sale of the Registered Shares covered by such Prospectus and any such amendment or supplement thereto;

(d) use its reasonable endeavors to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as the Shareholder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Shares in accordance with the intended method of distribution thereof (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);

(e) use its reasonable endeavors to cause all Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities and self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Shareholder or the managing underwriter(s), if any, to consummate the disposition of such Registrable Shares in the United States in accordance with the intended method of disposition thereof;

(f) promptly notify the Shareholder and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to the Shareholder a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) notify the Shareholder, Shareholder’s counsel and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

(h) use its reasonable endeavors to cause all such Registrable Shares covered by such registration statement to be listed (after notice of issuance) on NASDAQ or the principal securities exchange or interdealer quotation system on which the Ordinary Shares are then listed or quoted;

(i) use its reasonable endeavors to cooperate with the Shareholder and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the Registration Statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriter(s), if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Shareholder, in each case at least two (2) Business Days prior to any sale of Registrable Shares;

(j) enter into such agreements (including underwriting agreements with customary provisions) and take all such other actions as the Shareholder (if such registration is a Demand Registration) or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

(k) make available for inspection by the Shareholder and Shareholder’s counsel, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholder or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholder or such underwriter(s), attorney, accountant or agent in connection with such Registration Statement; provided, however, that the Shareholder shall, and shall use reasonable endeavors to cause each such underwriter(s), accountant or other agent to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company; and (ii) minimize the disruption to the Company’s business in connection with the foregoing;

(l) otherwise use reasonable endeavors to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable endeavors to obtain the withdrawal of such order as soon as reasonably practicable;

(n) subject to Section 6.5, cause its senior management to use reasonable endeavors to support the marketing of the Registrable Shares covered by the Registration Statement pursuant to any Demand Registration (including participation in “road shows”), taking into account the Company’s business needs;

(o) obtain one or more comfort letters, addressed to the Shareholder, dated the effective date of such Registration Statement and, if requested by the Shareholder, dated the date of sale by the Shareholder (and, if such registration includes an underwritten public offering, including any Shelf Underwritten Offering, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement for such offering), signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters as the Shareholder reasonably requests;

(p) provide legal opinions of the Company’s outside counsel (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and the Shareholder’s counsel), addressed to the Shareholder, dated the effective date of such Registration Statement, each amendment and supplement thereto, and, if requested by the Shareholder, dated the date of sale by the Shareholder (and, if such registration includes an underwritten public offering, including any Shelf Underwritten Offering, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by Shareholder counsel (and, if applicable, by the managing underwriter(s)); and

(q) use its reasonable endeavors to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of the Shareholder’s counsel to effect the registration of such Registrable Shares contemplated hereby.

Subject to the limitations on the Company’s ability to delay the filing or initial effectiveness of, or suspend the use of, as applicable, a Registration Statement or a Prospectus or Free Writing Prospectus pursuant to Section 6.1(f), the Shareholder agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 6.4(f), the Shareholder shall promptly discontinue its disposition of Registrable Shares pursuant to any Registration Statement until the Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(f). If so directed by the Company, the Shareholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in the Shareholder’s possession of the Prospectus covering such Registrable Shares at the time of receipt of such notice.  In the event that the Company shall give any such notice, the period mentioned in Section 6.4(b), as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Shareholder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6.4(f).

In the case of any underwritten offering of Registrable Shares registered under a Demand Registration Statement filed pursuant to Section 6.1(a), or in the case of a Piggyback Registration under Section 6.2, (i) all Registrable Shares or Similar Securities to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement with customary terms and neither the Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person agrees to sell such Person’s securities on the basis provided therein; and (ii) neither the Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required to be executed in connection therewith, and provides such other information to the Company or the underwriter(s) as may be reasonably requested to offer or register such Person’s Registrable Shares or Similar Securities, as the case may be; provided, however, that (A) the Shareholder shall not be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, the Registrable Shares included therein and as to the accuracy and completeness of statements made in the applicable Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by the Shareholder pertaining exclusively to the Shareholder and (B) the aggregate amount of liability of the Shareholder pursuant to any indemnification obligation thereunder shall not exceed the net proceeds received by the Shareholder from such offering.

Section 6.5 Registration Expenses.

(a) Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement (the “Registration Expenses”), including (i) all registration and filing fees (including (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares pursuant to Section 6.4(d)); (ii) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Shareholder); (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any “cold comfort” letters required by this Agreement), other special experts, retained by the Company, shall be borne by the Company.  The Company shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review, the expenses of any liability insurance, the expenses and fees for listing the Registrable Shares to be registered on the applicable securities exchange.  All underwriting discounts, selling commissions and transfer taxes (collectively, “Selling Expenses”) incurred in connection with the offering of any Registrable Shares shall be borne by the Shareholder.  For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations under this Agreement.  All expenses incurred in connection with any “road shows” undertaken pursuant to Section 6.4(n) shall be borne in equal proportion by the Shareholder and the Company.

(b)   The Company shall not, however, be required to pay Registration Expenses for any Demand Registration begun pursuant to Section 6.1(a), Section 6.1(c) or Section 6.1(e), the request of which has been subsequently withdrawn by the Shareholder unless the withdrawal is (i) requested under the circumstances described in Section 6.1(f); or (ii) based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, the Shareholder of at the time of such request.

Section 6.6 Indemnification; Contribution.

(a) The Company shall, and it hereby agrees to, (i) indemnify and hold harmless the Shareholder (but not, for the avoidance of doubt, any Shareholder Designee), the Shareholder Parent and each underwriter in any offering or sale of Registrable Shares, and its and their respective Representatives and controlling Persons, if any, from and against any and all losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement, in light of the circumstances in which they were made), not misleading; and (ii) reimburse periodically upon demand such indemnified party for any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Shareholder or any Representative of the Shareholder expressly for use therein, or if the Shareholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to the Shareholder and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.

(b) The Shareholder shall, and hereby agrees to, (i) indemnify and hold harmless the Company and each underwriter in any offering or sale of Registrable Shares, and its and their respective Representatives and controlling Persons, if any, from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in light of the circumstances in which they were made), not misleading; and (ii) reimburse periodically upon demand such indemnified party for any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claims, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Shareholder or any Representative of the Shareholder, expressly for use therein, or if the Shareholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to the Shareholder and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement; provided, however, that the liability of the Shareholder hereunder shall be limited to an amount equal to the dollar amount of the net proceeds received by the Shareholder from Shareholder Shares sold by the Shareholder pursuant to such Registration Statement or Prospectus.

(c) The Shareholder and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 6.6(a) or Section 6.6(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  If, however, the allocation in the first sentence of this Section 6.6(c) is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.6(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 6.6(c).  The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 6.7) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, the Shareholder shall not be liable to contribute any amount in excess of the dollar amount of the net proceeds received by the Shareholder from Shareholder Shares sold by the Shareholder pursuant to such Registration Statement or Prospectus.

Section 6.7 Indemnification Procedures.

(a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 6.6 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the Shareholder, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.  The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b) If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges without reservation its obligation to indemnify the indemnified party therefor, to assume the defense thereof with separate counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party.  Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party.  If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party.  The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences.  If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate in the defense or prosecution thereof.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use reasonable endeavors to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).  The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (i) an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 6.8 Shelf Take-Down.

(a) At any time that a Shelf Registration Statement covering Registrable Shares is effective, if the Shareholder delivers notice (a “Take-Down Notice”) to the Company stating that it intends to effect an underwritten offering of all or part of its Registrable Shares included on the Shelf Registration Statement (a “Shelf Underwritten Offering”), the Company shall amend or supplement the Shelf Registration Statement or related Prospectus as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the Shelf Underwritten Offering; provided, however, that the Shareholder shall not be entitled to deliver an aggregate of more than three (3) Take-Down Notices in any twelve (12) month period and the Shareholder may not deliver any Take-Down Notice within thirty (30) days after the effective date of any Registration Statement of the Company hereunder.  For the avoidance of doubt, a Shelf Underwritten Offering shall count against the limit set forth in Section 6.1(b).

(b) In connection with any Shelf Underwritten Offering, in the event that the managing underwriter advises the Company and the Shareholder in writing that, in its good faith opinion, the total number or dollar amount of Registrable Shares requested by the Shareholder to be included therein exceeds the largest number or dollar amount of Registrable Shares that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of Registrable Shares that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price).

Section 6.9 Rule 144; Rule 144A.  The Company covenants that it will use its reasonable endeavors to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Shareholder may reasonably request, all to the extent required from time to time to enable the Shareholder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A or Regulation S under the Securities Act; or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Shareholder, the Company will deliver to the Shareholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 6.10 Holdback.  In consideration for the Company agreeing to its obligations under this Agreement, the Shareholder agrees, in connection with any underwritten offering made pursuant to a Registration Statement in which the Shareholder has elected to include Registrable Shares, upon the written request of the managing underwriter(s) of such offering, not to effect (other than pursuant to such underwritten offering) any public sale or distribution of Registrable Shares, including any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise Transfer (other than to a Permitted Transferee in accordance with Section 5.1(f)(i), any Registrable Shares or any securities convertible into or exchangeable or exercisable for any other securities of the Company without the prior written consent of the managing underwriter(s) during the Holdback Period.  The Company agrees that the Shareholder shall only be bound so long as and to the extent that each other shareholder seeking to exercise registration rights with respect to such offering is similarly bound; provided that a request under this Section 6.10 shall not be effective more than once in any twelve (12) month period.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination.  Except with respect to the obligations set forth in Section 6.6, and Section 6.7, which shall survive the termination of this Agreement, this Agreement shall terminate and be of no further force and effect upon the earlier of (a) the later of (i) the tenth anniversary of the Closing Date; and (ii) the date that is three years after the first date on which the Shareholder shall cease to Beneficially Own Voting Securities representing at least the Ownership Threshold and (b) the consummation of a Change of Control with respect to the Company.

Section 7.2 Injunctive Relief.  Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions.  In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

Section 7.3 Assignments.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as contemplated by Section 5.1(f), none of the parties may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party.  Any purported direct or indirect assignment in violation of this Section 7.3 shall be null and void ab initio.

Section 7.4 Amendments; Waiver.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by (i) the Company, where enforcement of the amendment, modification, discharge or waiver is sought against the Company; (ii) the Shareholder, where enforcement of the amendment, modification, discharge or waiver is sought against the Shareholder; or (iii) the Shareholder Parent, where enforcement of the amendment, modification, discharge or waiver is sought against the Shareholder Parent.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  The waiver by the Company or the Shareholder of a breach of or a default under any of the provisions of this Agreement or the failure to exercise or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 7.5 Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service; (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) received by the addressee, if sent by certified mail, return receipt requested, in each case, to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided below:

To the Company:

Alkermes plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
Telephone: +353 1 772 8000
Fax: +353 1 772 8001
Attention:  Secretary

With copies (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Telephone:  +1 212 225-2000
Fax:  +1 212 225-3999

Attention:  Daniel S. Sternberg
William A. Groll

and:

Arthur Cox
Earlsfort Centre
Earlsfort Terrace
Dublin 2, Ireland
Telephone:  +353 1 618 0000

Fax:  + 353 1 616 3901
Attention:  Christopher P. J. McLaughlin

To the Shareholder and the Shareholder Parent:

Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
Telephone: +353 1 709 4000
Facsimile:  + 353 1 709 4713
Attn.:  Company Secretary

With copies (which shall not constitute notice) to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY  10005
Telephone:  +1 212 701-3000
Facsimile:   +1 212 269-5420
Attention: Christopher T. Cox

and:

A&L Goodbody Solicitors
25/28 International Financial Services Centre
North Wall Quay
Dublin 1, Ireland
Telephone:  +353 1 649 2000
Fax:  + 353 1 649 2649
Attention:  John Given

Section 7.6 Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.  THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH IT OR ITS SUBJECT MATTER OR FORMATION INCLUDING NON-CONTRACTUAL DISPUTES OR CLAIMS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF IRELAND.  Each party hereto irrevocably agrees that the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.  Any proceeding, suit or action arising out of or in connection with this Agreement (“Proceedings”) shall therefore be brought in the courts of Ireland.  Solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, each party irrevocably (i) waives any objection to Proceedings in the courts of Ireland on the grounds of venue or on the grounds of forum non conveniens and (ii) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 7.5.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.7 Interpretation.  The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  In the event of any conflict or inconsistency between the provisions of this Agreement and the articles of association of the Company, the terms of this agreement shall prevail.

Section 7.8 Entire Agreement; No Other Representations.  Except for the Merger Agreement and the articles of association of the Company, this Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings representations and warranties both written and oral, between the parties with respect to the subject matter hereof.

Section 7.9 No Third-Party Beneficiaries.  Except as explicitly provided for in Section 6.6 and Section 6.7, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.10 Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.11 Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 7.12 Effectiveness.  This Agreement shall become effective at and as of the Closing.

Section 7.13 Relationship of the Parties.  No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of any other party for any purpose.  A party has no authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.

Section 7.14 Accounting Matters.  In order to allow the Shareholder Parent to make appropriate determinations with respect to the accounting for its investment in the Voting Securities of the Company under the equity method of accounting (determined in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) as applicable to the Shareholder Parent), the Company will use reasonable endeavors (i) to provide all support reasonably requested by the Shareholder Parent related to determining the purchase price accounting in accordance with the equity method of accounting determined in accordance with U.S. GAAP, as applicable to the Shareholder Parent; (ii) to cooperate, and use reasonable endeavors to cause the Company’s independent certified public accountants to cooperate, with the Shareholder Parent to the extent reasonably requested by the Shareholder Parent in the preparation of the Shareholder Parent’s filings, including periodic filings, public earnings releases or other press releases, (collectively the “Parent Public Filings”); (iii) provide to the Shareholder Parent all information that the Shareholder Parent reasonably requests in connection with any Parent Public Filings or that, in the reasonable judgment of Shareholder Parent or its legal counsel, is required to be disclosed or incorporated by reference therein under any applicable law; (iv) provide such information to enable the Shareholder Parent to prepare, print and release all Parent Public Filings on a timely basis and (v) use its  reasonable endeavors to cause the Company’s independent certified public accountants to consent to any reference to them as experts in any Parent Public Filings required under applicable law.

Section 7.15 Further Assurances

  Upon the terms and subject to the conditions set forth in this Agreement, from and after the Closing Date, the parties hereto shall each use reasonable endeavors to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any governmental or regulatory authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

Section 7.16 Rights and Obligations of Parties.  The obligations of (i) the Company, on the one hand, to the Shareholder and the Shareholder Parent, on the other hand, and (ii) the Shareholder and the Shareholder Parent, on the one hand, to the Company, on the other hand, are owed to them as separate and independent obligations of and each party will have the right to protect and enforce its rights under this Agreement without joining any other party in any proceedings.  The Shareholder and the Shareholder Parent shall be jointly and severally liable for all costs, fees, expenses, indemnities and any other liabilities of either of them under this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

SIGNED for and on behalf
of ALKERMES PLC
by its lawfully appointed attorney

/s/
(Signature)

in the presence of:

Signature of Witness:	/s/ Patricia Ponsonby
Name of Witness:	Patricia Ponsonby
Address of Witness:	Treasury Bldg., Lower Grand Canal St. Dublin 2
Occupation of Witness:	Solicitor

[Signature Page to Shareholder’s Agreement]

SIGNED for and on behalf
of ELAN CORPORATION PLC
by
in the presence of:

/s/
(Signature)

Signature of Witness:	/s/ Darragh O'Dea
Name of Witness:	Darragh O'Dea
Address of Witness:	25-28 North Wall Quay, Dublin 1
Occupation of Witness:	Solicitor
SIGNED for and on behalf
of ELAN SCIENCE THREE LIMITED
by
in the presence of:

/s/
(Signature)

Signature of Witness:	/s/ Darragh O'Dea
Name of Witness:	Darragh O'Dea
Address of Witness:	25-28 North Wall Quay, Dublin 1
Occupation of Witness:	Solicitor

[Signature Page to Shareholder’s Agreement]